EXHIBIT 10.168

                             MODIFICATION AGREEMENT

                    (Receivables Loan and Security Agreement)

      THIS MODIFICATION AGREEMENT (Receivables Loan and Security Agreement) ("Modification Agreement"), dated effective as of the 10th day of September, 2003 ("Effective Date"), is entered into by and between BLUEGREEN CORPORATION, a Massachusetts corporation ("Bluegreen"), BLUEGREEN VACATIONS UNLIMITED, INC., a Florida corporation ("BVI") and BLUEGREEN/BIG CEDAR VACATIONS, LLC, a Delaware limited liability company ("Big Cedar") and RESIDENTIAL FUNDING CORPORATION, a Delaware corporation ("Lender") with respect to the Loan Documents defined below.

                                R E C I T A L S:

      A. Bluegreen, BVI and Big Cedar (collectively, "Borrower") and Lender are parties to that certain Loan and Security Agreement dated as of February 10, 2003 ("Loan Agreement"), pursuant to which Lender agreed to make a revolving receivables loan to Borrower on the terms and conditions set forth therein in a maximum principal amount of $50,000,000 ("Loan"). The documents executed in connection with the Loan are collectively referred to as the "Loan Documents."

      B. The total outstanding balance of the Loan presently owed by Borrower to Lender as of September 3, 2003 is $14,988,856.24 ("Loan Balance"), plus any and all accrued and unpaid interest thereon and certain costs and expenses of Lender to the extent due and owing under the Loan Documents.

      C. Borrower has requested that Lender modify the Loan and the other Loan Documents to, among other things: (i) extend the Advance Period for the making of Advances under the Loan Agreement and thereby concurrently extend the Maturity Date, and (ii) increase the Loan Amount under the Loan Agreement from $50,000,000 to $75,000,000. Lender is willing to so modify the Loan, the Loan Agreement and the other Loan Documents, subject to the terms and conditions herein.

      D. All of the documents executed in connection with this Modification Agreement, inclusive of the Modification Agreement, shall be referred to herein as the "Modification Documents."

                               A G R E E M E N T:

      NOW THEREFORE, in consideration of the foregoing premises and the mutual covenants hereinafter stated, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

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1.    Acknowledgement of Existing Indebtedness.

      1.1 Borrower acknowledges that it is truly and justly indebted to Lender in the amount of the Loan Balance, plus all accrued and unpaid interest on the Loan and all other costs, fees and expenses that are, under the Loan Agreement or the other Loan Documents, properly chargeable to Borrower.

      1.2 Borrower acknowledges that, as of the date hereof, it has (i) no defense, counterclaim, offsets, cross-complaint, claim or demand of any nature whatsoever which can be asserted as a basis to seek affirmative relief or damages from Lender or to reduce or eliminate all or any part of its liability to repay the Loan, and (ii) no other claim against Lender with respect to any aspect of the transactions in respect of which the Loan was made.

2.    Modification to Loan Documents.

      2.1 Modification of Loan Agreement: As material inducements to Lender to enter into this Modification Agreement, and acknowledging Lender's reliance upon such inducements, the parties agree that the Loan Agreement is amended in the following respects:

            (a)   Modification of Definitions within Loan Agreement:

                  (i) The definition of the term "A&D Loan" is hereby amended by deleting such definition in its entirety and replacing and substituting in lieu thereof the following:

                  "A&D Loan" means the revolving acquisition, development and construction loan made by Lender to Borrower's Affiliates in the maximum principal amount of $45,000,000 pursuant to the terms and conditions of the A&D Loan Agreement.

                  (ii) The definition of the term "Advance Period" is hereby amended by deleting such definition in its entirety and replacing and substituting in lieu thereof the following:

                  "Advance Period" means the period commencing on the Effective Date of this Modification Agreement and ending on the close of the Business Day (or if not a Business Day, the first Business Day thereafter) on the date following 24 months from the Effective Date of this Modification Agreement.

                  (iii) The definition of the term "Loan Amount" is hereby amended to mean $75,000,000 (with the understanding that all references in the Loan Agreement stating the prior receivables loan amount of $50,000,000 is concurrently amended to read $75,000,000).

                  (iv) The definition of the term "Loan Fee" is hereby amended by deleting such definition in its entirety and replacing and substituting in lieu thereof


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      the following:

                  "Loan Fee" means a one-time fee equal to 3/4 of 1% of the Loan Amount, i.e. $562,500, which is required to be paid by Borrowers on the dates set forth in Section 2.14.

                  (v) The definition of the term "Non-Utilization Fee" is hereby amended by deleting such definition in its entirety and replacing and substituting in lieu thereof the following:

                  "Non-Utilization Fee" means a fee equal to .5% of the excess of (a) (i) $35,000,000 for the testing date of March 31, 2004 or (ii) $50,000,000 for the testing date of March 31, 2005 over (b) the average calendar month-end aggregate outstanding balance of the Loan and the A&D Loan, which average shall be determined on the dates set forth in Section 2.11(c) and calculated over the period of time set forth in that section.

            (b)   Modification of Loan Agreement Terms:

                  (i) Section 2.11(c) of the Loan Agreement is hereby amended by deleting the existing Section 2.11(c) in its entirety and replacing and substituting in lieu thereof the following Section 2.11(c).

                  (c) Non-Utilization. Borrower shall pay to Lender a Non-Utilization Fee in the event that the average calendar month-end aggregate outstanding balance of the Loan and the A&D Loan (i) as of March 31, 2004 does not exceed $35,000,000 and (ii) as of March 31, 2005 does not exceed $50,000,000. The test measured as of March 31, 2004 shall cover the prior 6 calendar months and the test measured as of March 31, 2005 shall cover the prior 12 calendar months. Borrower shall not be required to pay a Non-Utilization Fee with respect to any other time periods during the term of the Loan. Lender shall calculate the Non-Utilization Fee (if any) which is due with respect to such anniversary and shall send to Borrower an invoice setting forth (x) the amount of the Non-Utilization Fee, (xi) the underlying calculations of such fee and (xii) whether Lender intends to add such due and payable fee to the principal balance of the Loan, which shall be at Lender's sole and absolute discretion. If Lender decides to not add the Non-Utilization Fee to the principal balance of the Loan, then Borrower will pay such fee within 10 Business Days of Borrower's receipt of such invoice.

                  (ii) Section 2.14 of the Loan Agreement is hereby amended by deleting the existing Section 2.14 in its entirety and replacing and substituting in lieu thereof the following Section 2.14:

                  Section 2.14 Loan Fee


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                  Lender acknowledges receipt of $375,000 of the Loan Fee as of
                  June 30, 2003. Borrower will pay to Lender the remaining amount of the Loan Fee on the following dates: (i) a good faith deposit of $10,000 was paid by Borrower to Lender on the date that Borrower accepted the term sheet for the modification of the Loan; and (ii) the remaining amount of the Loan Fee in the amount of $177,500 shall be paid to Lender within 90 days of the Effective Date of this Modification Agreement.

                  (iii) Section 6.2(a) of the Loan Agreement is hereby amended by deleting the existing Section 6.2(a) in its entirety and replacing and substituting in lieu thereof the following Section 6.2(a):

                  Section 6.2(a) Quarterly Financial Reports.

                        (1) As soon as possible after each fiscal quarter of
                  Bluegreen Corporation (other than the last quarter of any fiscal year) and in any event within 5 days after submission to the Securities and Exchange Commission, the following: (i) a copy of Bluegreen Corporation's 10Q filing certified by the Chief Financial Officer of Bluegreen Corporation to fairly present the financial condition of said entity on a fully consolidated basis as at the end of such fiscal quarter and the results of the operations of Bluegreen Corporation on a fully consolidated basis for the period ending on such date;
                  (ii) copies of any and all other financial reports and corrections thereto and to the 10Q filings required of Bluegreen Corporation under federal laws and regulations.

                        (2) As soon as possible and in any event within 45 days
                  after the end of each fiscal quarter of Bluegreen/Big Cedar (other than the last quarter of any fiscal year), the following: (i) unaudited financial statements of Bluegreen/Big Cedar on a fully consolidated basis, which financial statements must include (A) a balance sheet as at the end of such fiscal quarter and (B) statements of income for the period from the beginning of the then current fiscal year to the end of such fiscal quarter and setting forth in comparative form figures for the corresponding period of the preceding fiscal year, all in reasonable detail and in accordance with GAAP consistently applied; and (ii) if requested by Lender, a summary report of accounts payable aging.

                  (iv) Section 6.2(i)(2) of the Loan Agreement is hereby amended by deleting the existing Section 6.2(i)(2) in its entirety and replacing and substituting in lieu thereof the following Section 6.2(i)(2):

                  Section 6.2(i)(2) Sales Reports. If requested by Lender, Borrower will cause to be furnished to Lender on or before the 20th day after each calendar month end: (i) a sales report showing the number of sales and


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                  closings of Time-Share Interests and the aggregate dollar
                  amount thereof and (ii) a report showing the number of tours during such month together with the net closing percentage and volume per tour data.

      2.2 Modification of Other Loan Documents. Without limiting Lender's right to require that all other Loan Documents be expressly amended by a separate instrument in order to effect the intent of this Modification Agreement, all of the Loan Documents are hereby deemed to be amended to include this Modification Agreement and the other Modification Documents with the additional understanding and agreement that any reference to the Loan Amount shall be equal to $75,000,000 and that any reference to the AD&C Loan shall be equal to $45,000,000.

3.    Fees, Costs and Expenses.

      Borrower agrees to pay to Lender all reasonable costs and expenses incurred by Lender in connection with this Modification Agreement and the other modification of the Loan Documents, including, without limitation, attorneys' fees and expenses incurred. Such legal fees and expenses shall include, without limitation, the costs associated with this Modification Agreement. Borrower agrees to pay such costs and expenses to Lender immediately upon the execution of this Modification Agreement.

4.    Reaffirmation of Existing Security Interests.

      Borrower hereby confirms and agrees that Lender's security interest in all of the collateral previously pledged to Lender pursuant to the Loan Documents shall continue to secure the payment and performance of all of Borrower's Obligations to Lender, as modified by this Modification Agreement.

5.    Representations, Warranties And Agreements Of Borrower.

      As material inducements to Lender to enter into this Modification Agreement, and acknowledging Lender's reliance upon the truth and accuracy thereof, Borrower represents, warrants, acknowledges and agrees that:

      5.1 The recitals set forth above are true and correct.

      5.2 All financial statements and other information delivered to Lender by or on behalf of any Borrower in connection with this Modification Agreement were true and correct as of the respective dates thereof, and that Borrower's financial condition has not adversely and materially altered as of the date of this Modification Agreement from that presented by the latest such financial statements and other information provided to Lender.

      5.3 As of the date hereof, no Event of Default or Incipient Default exists with respect to the Loan Documents.

      5.4 As of the date hereof, no Borrower is the subject of a pending bankruptcy proceeding and no Borrower is aware of any threatened bankruptcy proceeding against any Borrower.

      5.5 There are no proceedings pending or threatened against or affecting any Borrower in any court, before any governmental authority, or arbitration board or tribunal which may now


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or in the future materially adversely affect any Borrower.

      5.6 All of the representations and warranties contained in the Loan Agreement and the other Loan Documents are true and correct as of the date hereof and are hereby reaffirmed and ratified.

      5.7 This Modification Agreement and any documents and instruments executed in connection herewith have been authorized by all necessary action and when executed will be the legal, valid and binding obligations of each Borrower.

      5.8 Each Borrower's execution, delivery and performance of this Modification Agreement does not and will not (i) violate any law, rule, regulation or court order to which such Borrower is subject, (ii) conflict with or result in a breach of the articles of formation, bylaws, operating agreement, partnership agreement or other formation document of such Borrower or any agreement or instrument to which such Borrower is a party or by which its properties are bound, or (iii) result in the creation or imposition of any lien, security interest or encumbrance on any property of such Borrower, whether now owned or hereafter acquired, other than liens in favor of Lender.

      5.9 Each Borrower acknowledges that such Borrower has consulted with counsel and with such other experts and advisors as it has deemed necessary in connection with the negotiation, execution and delivery of this Modification Agreement. This Modification Agreement shall be construed without regard to any presumption or rule requiring that it be construed against the party causing this Modification Agreement or any part hereof to be drafted.

      5.10 All terms, conditions and provisions of the Loan Agreement, the applicable promissory note and the other Loan Documents are hereby reaffirmed, ratified and continued in full force and effect and shall remain unaffected and unchanged except as specifically amended hereby.

6.    Conditions Precedent To Effectiveness.

      The effectiveness of this Modification Agreement is subject to the full and complete satisfaction of each and every one of the following conditions precedent:

      6.1 Lender shall have received the following documents duly executed and in form and substance acceptable to Lender:

            (a)   this Modification Agreement;

            (b)   an Amendment No. 1 to the Note;

            (c)   amendments applicable to the A&D Loan Documents;

            (d) Resolutions of each Borrower authorizing the execution of the Modification Documents;

            (e) an opinion from counsel to Borrower as to such matters as Lender may


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                  require, which counsel shall be reasonably satisfactory to
                  Lender; and

            (f) such other documents that Lender in its discretion may require.

      6.2 Borrower shall provide to Lender a summary of all material pending or threatened actions, suits or proceedings affecting any Borrower or any Time-Share Project, which summary shall be satisfactory to Lender.

      6.3 Borrower shall provide to Lender, for Lender's review and approval, the loan documents evidencing the 10.5% senior secured notes payable in the amount of $110,000,000 due in 2008, which documents (and the applicable remedies of the holders of such notes) shall be satisfactory to Lender.

      6.4 Lender shall have received from Borrower any amounts due to Lender pursuant to Section 3 of this Modification Agreement.

      6.5 Borrower's Affiliate shall have satisfied the conditions precedent to closing that certain Modification Agreement (AD&C Loan Agreement) dated as of even date herewith.

7.    Miscellaneous Terms.

      7.1 Complete Agreement. Notwithstanding anything to the contrary contained herein or in any other instrument executed by the parties and notwithstanding any other action or conduct undertaken by the parties on or before the date hereof, the agreements, covenants and provisions contained herein shall constitute the only evidence of Lender's agreement to modify the Loan Agreement and the other Loan Documents. Accordingly, no express or implied consent to any further modifications shall be inferred or implied by Lender's execution of this Modification Agreement. The Loan Agreement and this Modification Agreement, together with the other Loan Documents, constitute the entire agreement and understanding among the parties relating to the subject matter hereof, and supersedes all prior proposals, negotiations, agreements and understandings relating to such subject matter. In entering into this Modification Agreement, each Borrower acknowledges that it is relying on no statement, representation, warranty, covenant or agreement of any kind made by the Lender or any employee or agent of the Lender, except for the agreements of Lender set forth herein.

      7.2 No Waiver. Lender's execution of this Modification Agreement shall not constitute a waiver (either express or implied) of the requirement that any further modification of the Loan Agreement or of any other Loan Document shall require the express written approval of Lender. No such approval (either express or implied) has been given as of the date hereof.

      7.3 Full Force and Effect; Conflict. Other than as specifically set forth herein, the remaining terms of the Loan Agreement and the other Loan Documents shall remain in full force and effect. Notwithstanding anything to the contrary contained in the Loan Agreement or the other Loan Documents, in the event of a conflict between the terms of this Modification Agreement (on the one hand) and the Loan Agreement or other Loan Documents (on the other hand), the terms of this Modification Agreement shall control. Nothing contained in this Modification Agreement is intended to or shall be construed as relieving any person or entity,


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whether a party to this Modification Agreement or not, of any of such person's or entity's obligations to Lender.

      7.4 Successors and Assigns. The Loan Documents as modified herein shall be binding upon and shall inure to the benefit of each Borrower and Lender and their successors and assigns and the executors, legal administrators, personal representatives, heirs, devisees, and beneficiaries of each Borrower, provided, however, no Borrower may assign any of its rights or delegate any of its obligations under the Loan Documents and any purported assignment or delegation shall be void.

      7.5 Severability. If any one or more of the provisions of a Modification Document is held to be invalid, illegal or unenforceable in any respect or for any reason (all of which invalidating laws are waived to the fullest extent possible), the validity, legality and enforceability of any remaining portions of such provision(s) in every other respect and of the remaining provision(s) of such Modification Document shall not be in any respect impaired. In lieu of each such unenforceable provision, there shall be added automatically as a part of such Modification Document a provision that is legal, valid and enforceable and is as similar in terms to such unenforceable provisions as may be possible.

      7.6 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same document. Signature pages may be detached from the counterparts and attached to a single copy of this Modification Agreement to physically form one document.

                         [Signatures on Following Page]


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DATED as of the date first above stated.


                                     BORROWER:

                                     BLUEGREEN CORPORATION, a
                                     Massachusetts corporation

                                     By: /S/ JOHN F. CHISTE
                                         ---------------------------------------
                                     Printed Name: JOHN F. CHISTE
                                     Title: TREASURER & CFO & SENIOR V.P.


                                     BLUEGREEN VACATIONS UNLIMITED, INC.
                                     a Florida corporation

                                     By: /S/ JOHN F. CHISTE
                                         ---------------------------------------
                                     Printed Name: JOHN F. CHISTE
                                     Title: TREASURER


                                     BLUEGREEN/BIG CEDAR VACATIONS, LLC.
                                     a Delaware limited liability company

                                     By: /S/ JOHN F. CHISTE
                                         ---------------------------------------
                                     Printed Name: JOHN F. CHISTE
                                     Title: VICE PRESIDENT


                                     LENDER

                                     RESIDENTIAL FUNDING CORPORATION,
                                     a Delaware corporation

                                     By /S/ JEFF OWINGS
                                        ----------------------------------------
                                     Print Name: Jeff Owings
                                     Its: Managing Director